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                                                                   Exhibit 10.14

                                             AMENDMENT NO. 1 dated as of
                                    February 1, 2001 (this "Amendment") to the
                                    EMPLOYMENT AGREEMENT dated as of May 31,
                                    2000, (the "Original Agreement"), among
                                    PLIANT CORPORATION, a Utah corporation f/k/a
                                    Huntsman Packaging Corporation (the
                                    "Company") and RICHARD P. DURHAM (the
                                    "Executive").

                  By executing and by delivering this Amendment, the undersigned hereby agree as set forth below. Except as otherwise provided, capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Original Agreement.

1.1      AMENDMENTS.

                  (a) Section 3(a) of the Original Agreement is hereby deleted in its entirety and replaced with the following new section:

                  "The Company employs the Executive as Chairman and Chief Executive Officer. After February 1, 2001, his responsibilities and duties will be transitioned from those responsibilities and duties performed prior to such date to the responsibilities and duties specified in Schedule 1 attached hereto. The Executive generally will perform his duties from the Salt Lake City, Utah location notwithstanding the fact that the headquarters of the Company will be located in Chicago, Illinois. The Executive will report directly to the Board."

                  (b) Section 6(a) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

                  "Intentionally Omitted."

                  (c) Section 6(b) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

                  "Intentionally Omitted."

                  (d) Section 6(c) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

                  "In the event of the Executive's (v) Resignation for Good Reason, (w) death, (x) Disability, (y) Retirement or (z) Termination without Cause, the Executive, or his estate, as applicable shall have the right (but not the obligation) to cause the Company to repurchase all (but not less than all) of the Shares owned by the Executive Group; provided, however, that the Executive, or his estate, as applicable, provides the Company with prior written notice (the "Put Notice") of



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                  an intent to exercise the rights hereunder and such notice is delivered to the Company not later than 120 days after the Termination Date, or, in the event of the Executive's death or the Executive's Disability resulting in legal incapacity, not later than 120 days after an executor or other legally empowered representative has been appointed to administer the Executive's estate or affairs. The Company's obligation to repurchase Shares under this Section 6(c) shall be subject to any financing or other restrictive covenants to which the Company is subject at the time of the proposed repurchase."

1.2      ADDITIONAL AGREEMENTS.

                  (a) The transition from the current responsibilities and duties of the Executive (as described in Section 3(a) of the Original Agreement) to the new responsibilities and duties of the Executive (as described in Section 1.1(a) hereof) shall not constitute, or otherwise be deemed to be, (i) "Cause" for the purposes of determining a Termination for Cause or (ii) grounds for a "Resignation for Good Reason."

                  (b) As soon as practicable after the date hereof, the Company and the Executive shall: (i) amend the $7,005,389 Secured Promissory Note issued by the Executive to the Company on May 31, 2000 (the "Secured Note"), to provide that (y) no interest shall accrue under the Secured Note after December 31, 2000, and (z) the Company's sole recourse against the Executive with respect to the obligations under the Secured Note shall be to exercise the remedies under the Pledge Agreement, dated as of May 31, 2000 (the "Pledge Agreement"), between the Company and the Executive in respect of the 14,500 shares of Common Stock of the Company issued by the Company to the Executive pursuant to the terms of the Restricted Stock Agreement dated as of May 31, 2000, between the Executive and the Company; (ii) amend the Pledge Agreement to eliminate any liability of or recourse to the Executive beyond his interest in the Pledged Shares (as defined in the Pledge Agreement), including without limitation any liability for any deficiency that may remain after any liquidation of the Pledged Shares under the Pledge Agreement and application of the proceeds of such liquidation on the indebtedness under the Secured Note; and (iii) amend the $1,573,400 Amended and Restated Promissory Note issued by the Executive to the Company on May 31, 2000 (the "Amended Note"), to provide that no interest shall accrue thereunder after December 31, 2000.

                  (c) Throughout the Employment Period the Company at its expense will provide for the Executive (i) a full-time secretary reasonably satisfactory to the Executive and (ii) a fully furnished and equipped office which shall be reasonably satisfactory in all respects (including without limitation location) to the Executive.

                  (d) The Company and the Executive acknowledge and agree that the provisions of Section 9.14 of the Stockholders' Agreement shall in no event be applicable to any Shares as of this date owned by the Executive Group.

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1.3      NO OTHER AMENDMENTS OR WAIVERS.

         Except as modified by this Amendment, the Original Agreement shall remain in full force and effect, enforceable in accordance with its terms.

1.4      COUNTERPARTS.

         This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

1.5      GOVERNING LAW.

         This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Utah without giving effect to any choice or conflict of law provision or rule (whether in the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah.

                  IN WITNESS WHEREOF, the parties have duly executed this Amendment No.1 to the Employment Agreement as of the date first above written.


                                       PLIANT CORPORATION

                                       By:/s/Ronald G. Moffitt
                                          -------------------------------------
                                       Name: Ronald G. Moffitt
                                       Title: Executive Vice President



                                       /s/Richard P. Durham
                                       ----------------------------------------
                                       Richard P. Durham
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                                   SCHEDULE 1


Responsibilities and Duties of Chairman and Chief Executive Officer


Major Responsibilities

         -        Chair Executive Committee

         -        Set Corporate Strategy

         -        Identify, Evaluate, and Negotiate Acquisitions

         -        Mentor and Evaluate Chief Operating Officer

         -        Recruit and Motivate Senior Executives

         -        Plan Exit Strategy and Develop Relationships with Potential
                  Buyers

         -        Maintain and Grow Key Customers

         -        Act as Pliant's Major Contact with Packaging Industry


Secondary Responsibilities

         -        Chair Board Meetings

         -        Maintain Relationships with Financial Institutions

         -        Represent Pliant at Public Relations/Industry Events

         - Evaluate Global Packaging Trends and Implications on Pliant's Strategic Plan



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